Exhibit 99.11
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline's revenue)

Monthly Sales ($, millions)
	2002	2003	2004	2005	2006	2007
January	94.0	96.5	105.5	103.0	113.1	122.8
February	86.2	93.4	100.4	105.5	109.1	122.3
March	92.4	111.0	118.0	114.9	130.6	137.3
April	107.7	101.1	115.6	118.3	116.8	135.2
May	104.0	105.7	104.6	118.3	126.8	133.2
June	92.8	99.9	109.9	117.8	122.9	139.1
July	107.8	110.4	116.3	107.0	116.3	129.1
August	108.3	105.6	108.2	116.1	128.3
September	104.2	129.8	128.0	115.7	134.6
October	100.3	110.7	104.6	105.8	130.3
November	88.2	85.2	103.3	106.0	114.6
December	92.8	94.3	101.1	98.7	106.6

12 Month Rolling Average ($, millions)
	2002	2003	2004	2005	2006	2007
January	94.7	98.4	104.4	109.4	111.4	121.6
February	95.2	99.0	105.0	109.8	111.7	122.7
March	94.0	100.6	105.6	109.6	113.0	123.3
April	96.0	100.0	106.8	109.8	112.9	124.8
May	95.8	100.2	106.7	111.0	113.6	125.4
June	95.8	100.8	107.5	111.6	114.1	126.7
July	96.5	101.0	108.0	110.8	114.8	127.8
August	96.8	100.8	108.2	111.5	115.8
September	96.0	102.9	108.1	110.5	117.4
October	96.8	103.8	107.6	110.6	119.5
November	96.8	103.5	109.1	110.8	120.2
December	98.2	103.6	109.6	110.6	120.8